Exhibit 99.1

iPower Reports Fiscal Second Quarter 2023 Results

- Fiscal Q2 Revenue up 12% to 19.3 Million -

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, February 14, 2023 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), a leading online retailer and supplier of consumer home and garden products, today announced financial results for its fiscal second quarter ended December 31, 2022.

Fiscal Q2 2023 Results vs. Year-Ago Quarter (unless otherwise noted)

•	Total revenue increased 12% to $19.3 million.
•	Gross profit increased 5% to $8.0 million, with gross margin of 41.4% compared to 44.1%.
•	Net loss attributable to iPower was $3.3 million or $(0.11) per share, compared to net income of $0.8 million or $0.03 per share.
•	As of December 31, 2022, net debt (total debt less cash) was reduced by 42% to $8.2 million compared to net debt of $14.2 million as of June 30, 2022.

Management Commentary

“We generated double-digit revenue growth during our fiscal second quarter as we strategically leaned into sales and marketing to offload excess inventory that had built up in recent quarters,” said Lawrence Tan, CEO of iPower. “During the fiscal second quarter, our in-house products accounted for the majority of our revenue mix, demonstrating the consistent, strong demand for iPower’s products. We anticipate our continued investment in product development will ensure our product catalog is stocked with market-leading offerings to drive future growth and profitability.”

iPower CFO Kevin Vassily added, “Toward the end of the calendar year, the supply chain environment began to stabilize with freight and shipping costs returning to pre-covid levels. With an improved supply chain, we made the strategic decision to increase our marketing spend to significantly reduce our inventory. This ongoing effort will enable us to eliminate extra warehousing space and the higher cost associated with it. We expect these actions, coupled with continued revenue growth, will drive improvements to our bottom line in the quarters ahead.”

Fiscal Second Quarter 2023 Financial Results

Total revenue in the fiscal second quarter of 2023 increased 12% to $19.3 million compared to $17.1 million for the same period in fiscal 2022. The increase was driven by strong demand for iPower’s in-house product portfolio, including shelving, office and pet products, as well as hydroponic equipment.

Gross profit in the fiscal second quarter of 2023 increased 5% to $8.0 million compared to $7.6 million for the same quarter in fiscal 2022. As a percentage of revenue, gross margin was 41.4% compared to 44.1% in the year-ago period. The decrease in gross margin was primarily driven by increased freight charges, as well as channel and product category mix.

Total operating expenses in the fiscal second quarter were $12.1 million compared to $6.4 million for the same period in fiscal 2022. The increase in operating expenses was primarily driven by higher selling, fulfilment and marketing costs related to the sale of inventory built-up in prior quarters. iPower anticipates lower operating expenses going forward.

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Net loss attributable to iPower in the fiscal second quarter of 2023 was $3.3 million or $(0.11) per share, compared to net income of $0.8 million or $0.03 per share for the same period in fiscal 2022. The decline was primarily driven by the aforementioned higher selling, fulfilment and marketing costs.

Cash and cash equivalents were $4.0 million at December 31, 2022, compared to $1.8 million at June 30, 2022. The increase was primarily due to improved working capital. Total debt as of December 31, 2022 was $12.2 million compared to $16.0 million as of June 30, 2022. As a result of the Company’s debt paydown and improved working capital, iPower’s net debt (total debt less cash) position was reduced 42% to $8.2 million compared to $14.2 million as of June 30, 2022.

Conference Call

The Company will conduct a conference call at 4:30 p.m. Eastern time on Tuesday, February 14, 2023, to discuss the results for its fiscal second quarter ended December 31, 2022.

iPower management will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, February 14, 2023
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please call the conference call dial-in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a leading online retailer and supplier of consumer home and garden products. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its website, www.zenhydro.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 28, 2022, iPower’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, and in its other filings with the SEC.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2022 and June 30, 2022

	December 31,	June 30,
	2022	2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$3,997,125	$1,821,947
Accounts receivable, net	11,646,757	17,432,287
Inventories, net	23,258,161	30,433,766
Other receivable - related party	39,853	51,762
Prepayments and other current assets	3,714,473	5,444,463
Total current assets	42,656,369	55,184,225

Non-current assets
Right of use - non-current	9,161,836	10,453,282
Property and equipment, net	603,518	544,633
Deferred tax assets	849,579	–
Non-current prepayments	709,790	925,624
Goodwill	3,034,110	6,094,144
Investment in joint venture	36,057	43,385
Intangible assets, net	4,604,756	4,929,442
Other non-current assets	401,312	406,732
Total non-current assets	19,400,958	23,397,242

Total assets	$62,057,327	$78,581,467

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	12,109,715	9,533,408
Credit cards payable	223,039	807,687
Customer deposit	368,717	273,457
Other payables and accrued liabilities	2,070,567	5,915,220
Advance from shareholders	89,592	92,246
Investment payable	–	1,500,000
Lease liability - current	2,563,468	2,582,933
Long-term promissory note payable - current portion	1,977,502	1,879,065
Income taxes payable	290,946	299,563
Total current liabilities	19,693,546	22,883,579

Non-current liabilities
Long-term revolving loan payable, net	9,334,819	12,314,627
Long-term promissory note payable, net	881,445	1,781,705
Deferred tax liabilities	–	939,115
Lease liability - non-current	7,023,320	8,265,611
Total non-current liabilities	17,239,584	23,301,058

Total liabilities	36,933,130	46,184,637

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,572,382 and 29,572,382 shares issued and outstanding at December 31, 2022 and June 30, 2022	29,573	29,573
Additional paid in capital	29,382,011	29,111,863
(Accumulated deficits) Retained earnings	(4,209,867)	3,262,948
Non-controlling interest	(18,872)	(13,232)
Accumulated other comprehensive income (loss)	(58,648)	5,678
Total equity	25,124,197	32,396,830

Total liabilities and equity	$62,057,327	$78,581,467

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2022 and 2021

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$19,254,590	$17,125,663	$45,277,263	$34,492,428

TOTAL REVENUES	19,254,590	17,125,663	45,277,263	34,492,428

COST OF REVENUES	11,285,064	9,568,051	27,322,021	19,621,114

GROSS PROFIT	7,969,526	7,557,612	17,955,242	14,871,314

OPERATING EXPENSES:
Selling and fulfillment	9,338,737	3,641,839	17,757,549	7,307,760
General and administrative	2,713,355	2,780,488	5,813,531	5,137,954
Impairment loss - goodwill	–	–	3,060,034	–
Total operating expenses	12,052,092	6,422,327	26,631,114	12,445,714

(LOSS) INCOME FROM OPERATIONS	(4,082,566)	1,135,285	(8,675,872)	2,425,600

OTHER INCOME (EXPENSE)
Interest expenses	(314,119)	(75,112)	(562,160)	(75,112)
Other financing expenses	–	–	–	(9,000)
Loss on equity method investment	(3,938)	–	(7,328)	–
Other non-operating income	59,600	60,403	271,360	9,591
Total other expenses, net	(258,457)	(14,709)	(298,128)	(74,521)

(LOSS) INCOME BEFORE INCOME TAXES	(4,341,023)	1,120,576	(8,974,000)	2,351,079

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	(1,047,749)	322,715	(1,495,545)	665,690
NET (LOSS) INCOME	(3,293,274)	797,861	(7,478,455)	1,685,389

Non-controlling interest	(2,835)	–	(5,640)	–

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(3,290,439)	$797,861	$(7,472,815)	$1,685,389

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	47,149	–	(64,326)	–

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(3,243,290)	$797,861	$(7,537,141)	$1,685,389

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,742,620	26,491,103	29,687,878	26,487,816

Diluted	29,742,620	26,491,103	29,687,878	26,487,816

(LOSSES) EARNINGS PER SHARE
Basic	$(0.11)	$0.03	$(0.25)	$0.06

Diluted	$(0.11)	$0.03	$(0.25)	$0.06

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